UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 9, 2019

Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way

Boise, Idaho  83716-9632

(Address of principal executive offices)

(208) 368-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	MU	NASDAQ Global Select Market
Common Stock Purchase Rights	MU	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry Into Material Definitive Agreements

On July 9, 2019, Micron Technology, Inc. (the “Company”), entered into an Incremental Amendment No. 2 to the Credit Agreement (the “Incremental Term Loan Amendment”), by and among the Company, Micron Semiconductor Products, Inc., the incremental term loan lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and Wells Fargo Securities, LLC, as lead left arranger for the incremental term loan. The Incremental Term Loan Amendment amends the Credit Agreement, dated as of July 3, 2018, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, joint lead arranger, and joint book runner, HSBC Securities USA, Inc., as joint lead arranger and joint book runner, certain financial institutions as additional joint lead arrangers and certain financial institutions as lenders, as amended by that certain Incremental Amendment No. 1 to the Credit Agreement, dated as of November 27, 2018 (and as further amended, restated, supplemented or otherwise modified from time to time, including by the Incremental Term Loan Amendment, the “Credit Agreement”).

The Incremental Term Loan Amendment provides a committed loan facility (the “Incremental Term Loan Facility”) consisting of an incremental term loan in an aggregate principal amount of up to $1.25 billion (the “Incremental Term Loan”).  The Incremental Term Loan may be drawn in a single advance on or prior to November 9, 2019.  The Incremental Term Loan matures on the fifth anniversary of the funding date of the Incremental Term Loan (the “Maturity Date”).  The proceeds of the Incremental Term Loan will be used for general corporate purposes.

The Incremental Term Loan amortizes in annual installments in an amount equal to 5.0% of the original principal amount of the Incremental Term Loan, payable on each anniversary of the funding date of the Incremental Term Loan.  The remaining principal amount of the Incremental Term Loan, together with all accrued and unpaid interest and other obligations under or in respect of the Incremental Term Loan owing under the Credit Agreement, is due on the Maturity Date.

Borrowings under the Incremental Term Loan will bear interest, at the Company’s option, at a base rate or LIBOR, plus an applicable interest rate margin varying depending on the Company’s corporate ratings or leverage ratio, whichever yields a lower pricing level.  The additional interest rate margin for borrowings ranges from 0.25% to 1.00% per annum in the case of base rate borrowings and from 1.25% to 2.00% per annum in the case of LIBOR borrowings.

Until the earlier of expiration of the Incremental Term Loan draw period or the funding of the Incremental Term Loan, the Company will also pay ticking fees on the daily unused portion of total commitments under the Incremental Term Loan Facility at an applicable rate varying depending on the Company’s corporate ratings or leverage ratio, whichever yields a lower pricing level.  The applicable ticking fee rate ranges from 0.20% to 0.35% per annum.  The Company is also required to pay other customary fees and costs in connection with the Incremental Term Loan Facility.

The Incremental Term Loan Facility is otherwise subject to substantially the same terms and conditions, including but not limited to conditions precedent to borrowing, representations and warranties, affirmative and negative covenants, financial covenants and events of default as the existing $2.5 billion revolving loan facility provided under the Credit Agreement.  As of the filing date of this report there are no borrowings outstanding under the Credit Agreement.

Pursuant to that certain Guarantee and Collateral Agreement, dated as of July 3, 2018 (the “Guarantee and Collateral Agreement”), by and among the Company, the subsidiary guarantors from time to time party thereto, and the collateral agent, the Company’s obligations under the Credit Agreement, including the Incremental Term Loan, and the guarantees of the applicable subsidiary guarantors are secured by a first-priority lien, subject to certain exceptions, in substantially all of the Company’s assets and the assets of the subsidiary guarantors. The lien under the Guarantee and Collateral Agreement is pari passu with the lien in the same assets securing obligations under that certain Credit Agreement dated April 26, 2016 (such Credit Agreement, as amended to date, the “Term Loan B Credit Agreement,”) pursuant to which the Company previously borrowed a “term loan B” scheduled to mature April 26, 2022.

The collateral and guarantees under the Credit Agreement will be suspended, at the Company’s option, upon satisfaction of the following conditions: (a) the Company achieves a corporate rating of at least Ba1/BB+/BB+ from at least two of Moody’s Investors Service, Inc. (“Moody’s,”) Standard & Poor’s Ratings Services (“S&P”) and Fitch, Inc. (“Fitch,”) with a stable or better outlook (b) the Company repays all outstanding amounts under the Term Loan B Credit Agreement and (c) the Company and its restricted subsidiaries have no priority debt that has lien or structural seniority to obligations arising under the Credit Agreement other than such priority debt that would be permitted to be incurred under the negative covenants of the Credit Agreement during a period the collateral and guarantees have been suspended.

The collateral and guarantees under the Credit Agreement will be automatically reinstated upon the Company’s corporate rating being equal to or less than either Ba3 from Moody’s or BB- from S&P (or, if the Company also maintains a corporate rating from Fitch, the Company’s corporate rating from at least two of Moody’s, S&P and Fitch being equal to or less than Ba3/ BB-/BB-). The collateral and guarantees under the Credit Agreement may also be reinstated at any time at the Company’s option.

The lenders under the Credit Agreement, including but not limited to the Incremental Term Loan Facility lenders, and their affiliates have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with the Company or its affiliates, including the provision of investment banking, investment management, commercial banking and cash management services, foreign exchange hedging and equipment financing and leasing services.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	July 9, 2019	By:	/s/ David A. Zinsner
		Name:	David A. Zinsner
		Title:	Senior Vice President and Chief Financial Officer